                    (COMMUNITY SHORES BANK CORPORATION LOGO)

FOR FURTHER INFORMATION:

AT COMMUNITY SHORES BANK CORPORATION:

     Heather D. Brolick              Tracey Welsh
     President and CEO               Senior Vice President and CFO
     1-231-780-1845                  1-231-780-1847
     hbrolick@communityshores.com    twelsh@communityshores.com

MEDIA CONTACT:
     Linda Margolin
     Margolin & Associates, Inc.
     1-216-932-1755
     lmm@margolinIR.com

   COMMUNITY SHORES REPORTS SECOND QUARTER 2006 EARNINGS OF $0.23 PER DILUTED
                                      SHARE

MUSKEGON, Mich., July 21, 2006 (PRIMEZONE) -- Community Shores Bank Corporation (Nasdaq:CSHB), Muskegon's only locally headquartered independent community banking organization, today reported second quarter 2006 net income of $342,000 compared with $342,500 reported in the second quarter of 2005, essentially flat. Diluted earnings per share were $0.23 compared with $0.23 for the year-ago quarter.

Heather D. Brolick, President and CEO, commented, "We are pleased with our performance this quarter, and its consistency. Michigan's economy has been a challenge, although Muskegon is one of the brightest corners of our state, and our base of small entrepreneurial businesses is relatively independent of trends in the auto industry. Our margins have been stable over the past five quarters, and our loan pipeline remains healthy, with asset quality restored to its earlier high-performance level. We are positioned well for a strong year, with several opportunities for additional growth and profitability as the year progresses."

Total revenue, consisting of net interest income and non-interest income, was $2.5 million for second quarter of 2006, an increase of 7.0% above the $2.3 million revenue reported for the prior year's second quarter. Net interest income increased 5.6% to $2.1 million, reflecting a 7.3% increase in average earning assets. Although the margin decreased 2 basis points compared to 2005's second quarter, the margin improved 9 basis points compared with 2006's first quarter.

Non-interest income for the current quarter was $355.9 thousand compared with $310.3 thousand for the year-ago quarter, an increase of $46.0 thousand, or 14.7%. Service charges increased by $30.5 thousand, or 13.5%, with gains on mortgage loan sales adding an incremental $8.9 thousand.

Non-interest expense totaled $1.8 million for the second quarter of 2006, up $86.6 thousand or 5.2% from the second quarter of 2005.

Salaries and employee benefits, up $44.3 thousand or 4.9%, accounted for the majority of the increase, followed by an additional $15.7 thousand, up 21.7%, for occupancy. The efficiency ratio for the second quarter of 2006 improved to 71.08% from 72.15% for the year-ago quarter. Ms. Brolick noted, "Expense control remains a focus throughout the organization; all of our employees are on board to enhance the efficiency of our Company."

Assets at June 30, 2006 totaled $236.7 million compared with $222.8 million twelve months ago, up $13.9 million or 6.3%. Loans held for investment increased $12.2 million, or 6.5%, reaching $199.1 million at June 30, 2006. Deposits increased $13.6 million, or 7.1%, to $205.2 million for the same 12-month period.

Nonperforming loans and delinquencies were $1.43 million or 0.72% of period-end loans at June 30, 2006, compared with $1.58 million or 0.82% of loans at March 31, 2006 and $1.0 million or 0.55% of loans for the year-ago quarter. Net charge-offs were $94 thousand this quarter, or 0.19% of average loans on an annualized basis, compared with $384 thousand or 0.81% for the previous quarter, and $74 thousand, or 0.16% a year ago. The allowance for loan and lease losses stands at 1.22% of total loans at June 30, 2006.

Shareholders' equity totaled $15.1 million at June 30, 2006, up $1.1 million from twelve months ago. Tier I capital was 6.51% for the second quarter of 2006 compared with 6.35% for the prior year's second quarter. Shares outstanding at period-end were 1,436,800. Ms. Brolick concluded, "We continue to focus on the customer experience as the number one opportunity to enhance the value of our franchise. We believe this is the straightest path to revenue growth, and we plan to safeguard this growth with disciplined spending controls and prudent management of asset quality. These factors are firmly in place, and we look forward to a continuation of our solid performance."

About the Company

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from three branch offices. Community Shores Bank opened for business in January 1999, and has grown to $237 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: www.communityshores.com.

Forward Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                          COMMUNITY SHORES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                       QUARTERLY
                                              ----------------------------------------------------------       YEAR TO DATE
                                                 2006        2006        2005        2005        2005     ----------------------
(dollars in thousands except per share data)    2ND QTR     1ST QTR     4TH QTR     3RD QTR     2ND QTR      2006        2005
                                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
EARNINGS
   Net interest income                             2,113       2,075       2,114       2,100       2,002       4,188       3,946
   Provision for loan and lease losses               224          78         508          98         130         302         248
   Noninterest income                                356         320         339         319         311         676         604
   Noninterest expense                             1,755       1,792       1,793       1,755       1,668       3,547       3,236
   Pre tax income                                    491         525         153         565         514       1,044       1,067
   Net Income                                        342         364         119         389         343         706         705
   Basic earnings per share                   $     0.24  $     0.25  $     0.08  $     0.27  $     0.24  $     0.49  $     0.49
   Diluted earnings per share                 $     0.23  $     0.25  $     0.08  $     0.26  $     0.23  $     0.48  $     0.48
   Average shares outstanding                  1,436,800   1,436,800   1,436,800   1,435,757   1,432,800   1,436,800   1,432,057
   Average diluted shares outstanding          1,461,201   1,474,279   1,482,431   1,480,317   1,462,813   1,468,181   1,461,141
PERFORMANCE RATIOS
   Return on average assets                         0.60%       0.64%       0.22%       0.71%       0.65%       0.62%       0.68%
   Return on average common equity                  9.11%       9.89%       3.28%      10.89%       9.88%       9.47%      10.29%
   Net interest margin                              3.94%       3.85%       4.05%       4.00%       3.96%       3.90%       3.97%
   Efficiency ratio                                71.08%      74.82%      73.09%      72.57%      72.15%      72.92%      71.11%
   Full-time equivalent employees                     63          63          61          60          59          63          59
CAPITAL
   End of period equity to assets                   6.38%       6.57%       6.53%       6.60%       6.31%       6.38%       6.31%
   Tier 1 capital to end of period assets           6.51%       6.70%       6.62%       6.66%       6.35%       6.51%       6.35%
   Book value per share                       $    10.52  $    10.29  $    10.09  $    10.05  $     9.81  $    10.52  $     9.81
ASSET QUALITY
   Gross loan charge-offs                            120         405          95          62          80         525         161
   Net loan charge-offs                               94         384          89          59          74         478         132
   Net loan charge-offs to avg loans
      (annualized)                                  0.19%       0.81%       0.19%       0.13%       0.16%       0.25%       0.07%
   Allowance for loan and lease losses             2,437       2,307       2,613       2,194       2,155       2,437       2,155
   Allowance for losses to total loans              1.22%       1.20%       1.36%       1.17%       1.15%       1.22%       1.15%
   Past due and nonaccrual loans (90 days)         1,428       1,579       1,128         834       1,034       1,428       1,034
   Past due and nonaccrual loans to total
      loans                                         0.72%       0.82%       0.59%       0.45%       0.55%       0.72%       0.55%
   Other real estate and repossessed assets           58           4          22           6           6          58           6
END OF PERIOD BALANCES
   Loans                                         199,075     191,916     192,645     187,263     186,857     199,075     186,857
   Total earning assets                          223,447     215,305     212,262     209,479     212,419     223,447     212,419
   Total assets                                  236,677     225,079     222,166     218,864     222,751     236,677     222,751
   Deposits                                      205,175     194,572     190,451     186,081     191,551     205,175     191,551
   Shareholders' equity                           15,097      14,791      14,500      14,439      14,057      15,097      14,057
AVERAGE BALANCES
   Loans                                         195,783     189,698     191,170     187,909     182,910     192,758     179,762
   Total earning assets                          216,868     218,397     211,025     212,448     202,186     217,628     199,010
   Total assets                                  226,911     227,725     220,061     220,101     209,545     227,319     205,863
   Deposits                                      192,696     197,173     184,005     168,884     155,733     194,922     168,003
   Shareholders' equity                           15,034      14,716      14,530      14,290      13,855      14,913      13,691

                        COMMUNITY SHORES BANK CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                      THREE MONTHS   THREE MONTHS    SIX MONTHS    SIX MONTHS
                                                          ENDED          ENDED         ENDED         ENDED
                                                        06/30/06       06/30/05       06/30/06      06/30/05
                                                      ------------   ------------   -----------   ----------
INTEREST AND DIVIDEND INCOME
Loans, including fees                                  $3,841,279     $3,098,902    $7,369,830    $5,921,243
Securities (including FHLB dividends)                     179,724        172,933       360,040       330,717
Federal funds sold and other interest income               18,757          2,243       119,739        17,272
                                                       ----------     ----------    ----------    ----------
   Total interest income                                4,039,760      3,274,078     7,849,609     6,269,232
INTEREST EXPENSE
Deposits                                                1,678,261      1,055,047     3,217,233     1,911,376
Repurchase agreements and federal funds purchased
   and other debt                                          75,917         71,904       110,683       128,453
Federal Home Loan Bank advances and notes payable         172,417        145,357       333,740       283,108
                                                       ----------     ----------    ----------    ----------
   Total interest expense                               1,926,595      1,272,308     3,661,656     2,322,937
NET INTEREST INCOME                                     2,113,165      2,001,770     4,187,953     3,946,295
Provision for loan losses                                 223,599        130,335       301,752       247,757
                                                       ----------     ----------    ----------    ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES     1,889,566      1,871,435     3,886,201     3,698,538
Noninterest income
Service charges on deposit accounts                       256,176        225,667       494,289       433,503
Mortgage loan referral fees                                 1,437              0         1,437         2,120
Gain on sale of loans                                      11,668          2,724        16,403        16,435
Loss on disposal of equipment                                   0           (347)         (124)         (347)
Other                                                      86,636         82,244       164,235       153,216
                                                       ----------     ----------    ----------    ----------
   Total noninterest income                               355,917        310,288       676,240       604,927
Noninterest expense
Salaries and employee benefits                            947,030        902,709     1,938,076     1,749,499
Occupancy                                                  87,776         72,122       175,074       148,398
Furniture and equipment                                   101,737         95,533       198,254       179,200
Advertising                                                40,935         40,320        83,792        86,427
Data Processing                                           102,514         91,178       196,278       178,738
Professional services                                     130,519        133,327       257,791       265,309
Other                                                     344,119        332,799       697,289       628,645
                                                       ----------     ----------    ----------    ----------
   Total noninterest expense                            1,754,630      1,667,988     3,546,554     3,236,216
INCOME BEFORE INCOME TAXES                                490,853        513,735     1,043,662     1,067,249
Federal income tax expense                                148,859        171,222       310,303       362,597
                                                       ----------     ----------    ----------    ----------
NET INCOME                                             $  341,994     $  342,513    $  705,584    $  704,652
                                                       ==========     ==========    ==========    ==========
Weighted average shares outstanding                     1,436,800      1,432,800     1,436,800     1,432,057
                                                       ==========     ==========    ==========    ==========
Diluted average shares outstanding                      1,461,201      1,462,813     1,468,181     1,461,141
                                                       ==========     ==========    ==========    ==========
Basic income per share                                 $     0.24     $     0.24    $     0.49    $     0.49
                                                       ==========     ==========    ==========    ==========
Diluted income per share                               $     0.23     $     0.23    $     0.48    $     0.48
                                                       ==========     ==========    ==========    ==========

                        COMMUNITY SHORES BANK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

                                                                   JUNE 30,     DECEMBER 31,     JUNE 30,
                                                                     2006           2005           2005
                                                                  (UNAUDITED)     (AUDITED)     (UNAUDITED)
                                                                 ------------   ------------   ------------
ASSETS
Cash and due from financial institutions                         $  6,592,357   $  4,361,277   $  6,644,959
Interest-bearing deposits in other financial institutions             288,517         90,182        278,224
Federal funds sold                                                  5,350,000        200,000      6,650,000
                                                                 ------------   ------------   ------------
      Total cash and cash equivalents                              12,230,874      4,651,459     13,573,183
Securities
   Available for sale                                              13,043,976     13,983,933     15,274,110
   Held to maturity                                                 5,264,370      4,918,499      3,359,398
                                                                 ------------   ------------   ------------
      Total securities                                             18,308,346     18,902,432     18,633,508
Loans                                                             199,074,571    192,644,742    186,856,712
Less: Allowance for loan losses                                     2,436,765      2,612,581      2,154,519
                                                                 ------------   ------------   ------------
   Net loans                                                      196,637,806    190,032,161    184,702,193
Federal Home Loan Bank stock                                          425,000        425,000        425,000
Premises and equipment,net                                          6,767,643      5,922,886      3,554,486
Accrued interest receivable                                         1,002,209        994,219        840,040
Other assets                                                        1,304,890      1,238,194      1,015,031
                                                                 ------------   ------------   ------------
      Total assets                                               $236,676,768   $222,166,351   $222,750,733
                                                                 ============   ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
   Non interest-bearing                                          $ 18,439,578   $ 16,564,735   $ 18,062,244
   Interest-bearing                                               186,735,865    173,886,366    173,489,212
                                                                 ------------   ------------   ------------
      Total deposits                                              205,175,443    190,451,101    191,551,456
Federal funds purchased and repurchase agreements                   4,902,409      6,065,010      5,775,131
Federal Home Loan Bank advances                                     6,000,000      6,000,000      6,000,000
Subordinated debentures                                             4,500,000      4,500,000      4,500,000
Notes payable                                                         400,000              0              0
Accrued expenses and other liabilities                                601,466        650,329        867,441
                                                                 ------------   ------------   ------------
      Total liabilities                                           221,579,318    207,666,440    208,694,028
Shareholders' Equity
   Common Stock, no par value: 9,000,000 shares authorized,
      1,436,800 issued at March 31, 2006 and December 31, 2005
      and 1,432,800 at March 31, 2005                              12,999,998     12,998,670     12,950,998
   Retained earnings                                                2,418,046      1,712,462      1,204,435
   Accumulated other comprehensive deficit                           (320,594)      (211,221)       (98,728)
                                                                 ------------   ------------   ------------
      Total shareholders' equity                                   15,097,450     14,499,911     14,056,705
                                                                 ------------   ------------   ------------
      Total liabilities and shareholders' equity                 $236,676,768   $222,166,351   $222,750,733
                                                                 ============   ============   ============